Exhibit 99.1

UPHEALTH ANNOUNCES SECOND QUARTER 2022 FINANCIAL RESULTS

Second Quarter Revenue of $43.7 million, a 21% increase on a Sequential Basis

Gross Margin Expanded to 51%, compared to 43% on a Sequential Basis

Nearly 50% of Transformation Initiatives Completed To-Date

Subsequent to Quarter End, Company Under New Leadership of CEO Samuel J. Meckey

Announced $67.5M Convertible Debt Financing, Further Extending Company’s Maturity Profile

DELRAY BEACH, Fla. – August 12, 2022 – UpHealth, Inc. (“UpHealth” or the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced financial results for the second quarter ended June 30, 2022.

UpHealth CEO Sam Meckey said, “I joined UpHealth because the Company’s assets are uniquely situated within the healthcare ecosystem, to solve some of the most pressing problems in healthcare today. The opportunities for UpHealth to create value for our clients are significant and I am eager to contribute my experience and knowledge in healthcare, to help drive our future growth.

“I am pleased to say that with the company’s strategies in place and the foundation to support our transformation, we are well positioned for long-term growth. Together, we look forward to further implementing our strategic vision, uncovering additional ways to unlock value, and delivering for all constituents of UpHealth.”

Meckey also said that he is focused on: “driving growth across all verticals; delivering high-quality, predictable revenue streams; conserving cash; and improving operational excellence, all while creating a culture that attracts and retains top talent who focus intensely on client needs and client service.”

Second Quarter 2022 Financial Highlights:

•

Revenue for the second quarter of 2022 was $43.7 million, a 37% increase compared to GAAP revenue for the second quarter of 2021 of $31.9 million and an 11% increase compared to pro forma revenue for the second quarter of 2021 of $39.2 million. Gross margin expanded to 51%, up from GAAP and pro forma gross margin in the second quarter of 2021 of 36%.

•	Revenue and gross margin by segment for the second quarter of 2022 were:

•	Integrated Care Management generated $7.8 million of revenue (18% of total revenue) with a gross margin of 88%.

•	Virtual Care Infrastructure generated $16.8 million of revenue (39% of total revenue) with a gross margin of 49%.

•	Services generated $19.0 million of revenue (44% of total revenue) with a gross margin of 38%.

•	Operating loss for the second quarter of 2022 was $(10.0) million, a 72% improvement compared to operating loss in the second quarter of 2021 of $(35.5) million.

•	Adjusted EBITDA for the second quarter of 2022 was $4.0 million, compared to GAAP and pro forma Adjusted EBITDA for the second quarter of 2021 of $2.2 million and $2.4 million, respectively.

Please refer to the discussion and tables under “Non-GAAP Financial Information.”

Year-to-Date Second Quarter 2022 Financial Highlights:

•

Year-to-date revenue for the second quarter of 2022 was $79.6 million, a 78% increase compared to year-to-date GAAP revenue for the second quarter of 2021 of $44.7 million and a 14% increase compared to year-to-date pro forma revenue for the second quarter of 2021 of $69.8 million. Year-to-date gross margin for the second quarter of 2022 expanded to 47%, up from year-to-date GAAP and pro forma gross margin for the second quarter of 2021 of 41% and 40%, respectively.

•	Year-to-date revenue and gross margin by segment for the second quarter of 2022 were:

•	Integrated Care Management generated $10.4 million of revenue (13% of total revenue) with a gross margin of 82%.

•	Virtual Care Infrastructure generated $32.4 million of revenue (41% of total revenue) with a gross margin of 48%.

•	Services generated $36.8 million of revenue (46% of total revenue) with a gross margin of 37%.

•	Year-to-date operating loss for the second quarter of 2022 was $(28.0) million, a 27% improvement compared to year-to-date operating loss for the second quarter of 2021 of $(38.3) million.

•

Year-to-date Adjusted EBITDA for the second quarter of 2022 was $2.6 million, compared to year-to-date GAAP and pro forma Adjusted EBITDA for the second quarter of 2021 of $2.9 million and $5.4 million, respectively.

Please refer to the discussion and tables under “Non-GAAP Financial Information.”

Significant Second Quarter Business Highlights:

•	240 of the over 600 specific transformation milestones completed as of quarter end, and an expectation to be at approximately 80% completion by the end of the third quarter.

•

Martti™ currently supports 224,000 encounters per month and over 34,000 video endpoints at over 2,300 healthcare locations in the U.S. During the second quarter, the Company closed 46 new Martti™ contracts, with over 90 implementations in healthcare facilities nationwide.

•	Executed a contract extension and expansion with the L.A. County Department of Mental Health, expanding UpHealth’s work for an additional 12 months, contributing $7.9 million to revenues.

•	The Company recorded its largest volume of telehealth use ever in the U.S. with over 10.6 million minutes of consultations in Q2, compared to 9.4 million minutes in Q1 2022.

•	HelloLyf consultations in India experienced growth of over 4x with patient consultations increasing by 416K, from 115K in Q2 2021 to 531K in Q2 2022.

•

Finalized a contract with a hospital system to provide an education program for their staff on providing health care for minority populations with the goal of driving better outcomes, reducing readmittance rates and reducing legal penalties for the hospital.

•	Announced the hiring of operations veteran, Daniel Mandoli, as Executive Vice President of our Services Business. Operations optimizations are underway across the pharmacy business.

•

Subsequent to quarter end, the independent directors of UpHealth welcomed the termination of litigation that delayed the Annual Meeting of Stockholders. As a result of the termination of the litigation, the Company will hold its Annual Meeting of Stockholders as soon as practicable.

Convertible Debt Financing

The Company announced today the sale of $67.5 million in aggregate principal amount of a new series of variable rate convertible senior secured notes due December 15, 2025 (the “2025 Notes”) in a private placement transaction, raising approximately $22.5 million in gross cash proceeds after paying for a repurchase of $45.0 million of its 6.25% convertible senior notes due 2026. The 2025 Notes are convertible into shares of UpHealth common stock at a conversion price of $1.75 per share, which represents a 101% premium over the most recent closing price of UpHealth’s common stock.

The 2025 Notes will be senior secured obligations of UpHealth and will accrue interest at a rate equal to the daily secured overnight financing rate (“SOFR”) plus 9.0% per annum, with a minimum rate of 10.5% per annum, payable quarterly in arrears. The 2025 Notes will mature on December 15, 2025, unless earlier repurchased, redeemed or converted. Holders will have the right to convert their 2025 Notes at any time. UpHealth will settle conversions solely in shares of its common stock, except for payments of cash in lieu of fractional shares.

“We are pleased to announce this milestone transaction. Importantly, the proceeds of this offering will be used to repay the outstanding Seller Notes that mature on September 1, 2022, as well as provide us with the liquidity to execute against our growth plans,” commented Martin Beck, CFO of UpHealth. “This transaction provides us with more than three years until any significant borrowings reach maturity, while maintaining the Company’s total leverage.”

The 2025 Notes were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, along with the shares of common stock underlying the 2025 Notes, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the 2025 Notes and the underlying shares of common stock may not be offered, sold, pledged or otherwise transferred except to a qualified institutional buyer (within the meaning Rule 144A under the Securities Act) pursuant to an effective Securities Act registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Oppenheimer & Co Inc. served as exclusive placement agent for the 2025 Notes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Balance Sheet and Cash Flow

At June 30, 2022, UpHealth reported $41.1 million of cash, cash equivalents and restricted cash. On April 9, 2022, the Company repaid its forward share purchase agreement according to the terms of the contract.

Conference Call

UpHealth management will host a live question-and-answer session with investors and analysts beginning at 8:30 a.m. Eastern Time today, August 15, 2022. The call can be accessed live over the telephone by dialing (877) 344-8082, passcode 150118, from the U.S. or International callers can dial (213) 992-4618, passcode 150118. There will also be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at https://investors.uphealthinc.com/events-and-presentations/default.aspx or directly here. The webcast will be archived for approximately 30 days.

About UpHealth, Inc.

UpHealth is a global digital health company that delivers digital-first technology, infrastructure and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include global governments, health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow us at @UpHealthInc on Twitter and UpHealth Inc on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the financial statements of UpHealth, its product offerings and developments and reception of its product by customers, statements regarding payments pursuant to the terms of UpHealth’s debt obligations and the conversion or maturity of such debt and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of UpHealth to service or otherwise pay its debt obligations, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Investor Relations:

Shannon Devine (MZ North America)

Managing Director

203-741-8811

UPH@mzgroup.us

Media Inquiries:

Kelsie Aziz (Ketchum)

Vice President, Financial Communications

972-408-7103

kelsie.aziz@Ketchum.com

UPHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts, unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$40,629	$58,192
Restricted cash	508	18,609
Accounts receivable, net	28,658	22,761
Inventories	2,966	2,928
Due from related parties	31	40
Prepaid expenses and other current assets	3,785	4,217

Total current assets	76,577	106,747
Property and equipment, net	46,126	56,072
Intangible assets, net	110,563	115,313
Goodwill	284,177	284,268
Other assets	2,768	6,907

Total assets	$520,211	$569,307

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$18,160	$13,604
Accrued expenses	40,065	36,084
Deferred revenue	6,452	2,649
Due to related party	458	47
Income taxes payable	2,731	739
Related-party long-term debt, current	466	657
Long-term debt, current	18,827	22,093
Forward share purchase liability	—	18,051
Other current liabilities	3,069	2,780

Total current liabilities	90,228	96,704
Related-party long-term debt, noncurrent	336	331
Long-term debt, noncurrent	105,243	98,417
Deferred tax liabilities	19,181	28,281
Warrant liabilities, noncurrent	61	252
Derivative liability, noncurrent	1,307	7,977
Other long-term liabilities	2,971	3,502

Total liabilities	219,327	235,464

Stockholders’ Equity:
Common stock	15	14
Additional paid-in capital	683,697	665,461
Treasury stock, at cost	(17,000)	—
Accumulated deficit	(373,092)	(343,209)
Accumulated other comprehensive loss	(7,659)	(3,802)

Total UpHealth, Inc., stockholders’ equity	285,961	318,464

Noncontrolling interests	14,923	15,379

Total stockholders’ equity	300,884	333,843

Total liabilities and stockholders’ equity	$520,211	$569,307

UPHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Services	$28,096	$15,448	$53,782	$23,586
Licenses and subscriptions	6,812	9,145	8,593	12,803
Products	8,760	7,289	17,265	8,309

Total revenue	43,668	31,882	79,640	44,698

Cost of goods and services:
Services	14,762	9,590	29,207	14,063
License and subscriptions	217	6,173	450	6,670
Products	6,296	4,727	12,286	5,643

Total cost of goods and services	21,275	20,490	41,943	26,376

Gross margin	22,393	11,392	37,697	18,322
Operating expenses:
Sales and marketing	3,486	1,695	6,212	2,580
Research and development	1,782	2,273	3,369	3,843
General and administrative	14,632	7,306	28,291	11,029
Depreciation and amortization	4,700	2,966	9,936	3,870
Stock-based compensation	1,088	—	2,462	—
Lease abandonment expenses	—	—	75	—
Goodwill and intangible asset impairment	—	—	6,174	—
Acquisition, integration, and transformation costs	6,749	32,653	9,133	35,339

Total operating expenses	32,437	46,893	65,652	56,661

Loss from operations	(10,044)	(35,501)	(27,955)	(38,339)
Other income (expense):
Interest expense	(6,603)	(4,904)	(13,598)	(5,615)
Gain on consolidation of equity method investment	—	—	—	640
Gain on fair value of derivative liability	1,841	—	6,670	—
Gain on fair value of warrant liabilities	95	1,075	190	1,075
Gain on extinguishment of debt	—	151	—	151
Other income (expense), net, including interest income	14	(256)	(2)	(219)

Total other expense	(4,653)	(3,934)	(6,740)	(3,968)

Loss before income tax benefit	(14,697)	(39,435)	(34,695)	(42,307)
Income tax benefit	2,232	6,646	4,525	7,052

Net loss before loss from equity method investment	(12,465)	(32,789)	(30,170)	(35,255)
Loss from equity method investment	—	—	—	(561)

Net loss	(12,465)	(32,789)	(30,170)	(35,816)
Less: net loss attributable to noncontrolling interests	(27)	(6)	(287)	(84)

Net loss attributable to UpHealth, Inc.	$(12,438)	$(32,783)	$(29,883)	$(35,732)

Net loss per share attributable to UpHealth, Inc.:
Basic	$(0.09)	$(0.35)	$(0.21)	$(0.43)
Diluted	$(0.09)	$(0.35)	$(0.21)	$(0.43)
Weighted average shares outstanding:
Basic	144,624	94,170	144,581	83,585
Diluted	144,624	94,170	144,581	83,585

UPHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net loss	$(30,170)	$(35,816)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,725	4,353
Amortization of debt issuance costs and discount on convertible debt	6,969	1,913
Stock-based compensation	2,462	—
Provision for bad debt expense	(37)	—
Impairment of property, plant and equipment, intangible assets and goodwill	5,459	—
Gain on extinguishment of debt	—	(151)
Loss from equity method investment	—	561
Gain on consolidation of equity method investment	—	(640)
Gain on fair value of warrant liabilities	(190)	(1,075)
Gain on fair value of convertible derivative	(6,670)	—
Loss on disposal of property and equipment	—	78
Deferred income taxes	(4,596)	(7,262)
Other	—	(271)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(6,151)	(21,000)
Inventories	(55)	(80)
Prepaid expenses and other current assets	540	5
Accounts payable and accrued expenses	7,913	15,573
Income taxes payable	264	200
Deferred revenue	3,838	5,877
Proceeds from Provider Relief Funds	—	506
Due to related parties	170	28
Other current liabilities	(312)	(27)

Net cash used in operating activities	(7,841)	(37,228)

Investing activities:
Purchases of property and equipment	(3,783)	(669)
Due to related parties	—	265
Net cash acquired in acquisition of businesses	—	4,263

Net cash (used in) provided by investing activities	(3,783)	3,859

Financing activities:
Proceeds from merger and recapitalization transaction	—	83,435
Proceeds from convertible debt	—	164,500
Repayments of debt	(3,234)	(17,333)
Payments of debt issuance costs	—	(8,100)
Repayment of forward share purchase	(18,521)	—
Payments of seller notes	—	(88,056)
Payments of capital lease obligations	(1,619)	(275)
Payments for taxes related to net settlement of equity awards	(67)	—
Distribution to noncontrolling interest	(139)	(100)
Payments of amount due to member	—	(4,270)

Net cash (used in) provided by financing activities	(23,580)	129,801

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(460)	(99)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(35,664)	96,333
Cash, cash equivalents, and restricted cash, beginning of period	76,801	2,369

Cash, cash equivalents, and restricted cash, end of period	$41,137	$98,702

UPHEALTH, INC.

NON-GAAP FINANCIAL INFORMATION

Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement UpHealth’s condensed consolidated financial statements presented in accordance with GAAP, UpHealth presents investors with non-GAAP financial measures, including pro forma revenue, pro forma gross margin and adjusted EBITDA.

•	Pro forma revenue consists of GAAP revenue and revenue from UpHealth’s subsidiaries prior to their acquisition.

•	Pro forma gross margin consists of GAAP gross margin and gross margin from UpHealth’s subsidiaries prior to their acquisition.

•

Adjusted EBITDA consists of net income (loss) attributable to UpHealth, Inc., excluding depreciation and amortization; stock-based compensation; lease abandonment expenses; goodwill/intangible asset impairment; acquisition, integration, and transformation costs; other income (expense); income tax benefit (expense); income (loss) from equity method investment; net income (loss) attributable to noncontrolling interests; and other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. Other non-recurring charges to GAAP net income (loss) attributable to UpHealth, Inc. may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments, the cumulative effect of a change in accounting principles, or other expenses determined to be non-recurring.

UpHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to UpHealth’s financial condition and results of operations. Management believes that the items described above provide an additional measure of UpHealth’s operating results and facilitates comparisons of UpHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present, and future operating performance and as a supplemental means to evaluate UpHealth’s ongoing operations. UpHealth believes that these non-GAAP financial measures are useful to investors in their assessment of UpHealth’s operating performance.

Pro forma revenue, pro forma gross margin and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. You should not consider these measures in isolation or as a substitute for analysis of UpHealth’s results as reported under GAAP. UpHealth compensates for these limitations by prominently disclosing GAAP financial measures and providing investors with reconciliations from UpHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

UPHEALTH, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands)

Three Months Ended June 30, 2022
GAAP
Revenue	$43,668
Gross margin	51%
Net loss attributable to UpHealth, Inc.	$(12,438)
Net loss attributable to noncontrolling interests	(27)

Net loss	(12,465)
Other expense	4,653
Income tax benefit	(2,232)
Loss from equity method investment	—

Loss from operations	(10,044)
Depreciation and amortization	6,161
Stock-based compensation	1,088
Acquisition, integration and transformation costs, and non-recurring expenses (2)	6,749

Adjusted EBITDA	$3,954

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)

Amounts reflect acquisition, integration and transformation costs from the condensed consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

	Three Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenue	$31,882	$7,290	$39,172
Gross margin	36%	36%	36%
Net loss attributable to UpHealth, Inc.	$(32,783)	$(3,394)	$(36,177)
Net loss attributable to noncontrolling interests	(6)	6	—

Net loss	(32,789)	(3,388)	(36,177)
Other expense	3,934	(1,180)	2,754
Income tax benefit	(6,646)	—	(6,646)
Loss from equity method investment	—	—	—

Loss from operations	(35,501)	(4,568)	(40,069)
Depreciation and amortization	3,570	892	4,462
Acquisition, integration and transformation costs, and non-recurring expenses (4)	34,086	3,895	37,981

Adjusted EBITDA	$2,155	$219	$2,374

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)	Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s acquisition date, if acquired during the period.
(3)	Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
(4)

Amounts reflect acquisition, integration and transformation costs from the condensed consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

UPHEALTH, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands)

Six Months Ended June 30, 2022
GAAP
Revenue	$79,640
Gross margin	47%
Net loss attributable to UpHealth, Inc.	$(29,883)
Net loss attributable to noncontrolling interests	(287)

Net loss	(30,170)
Other expense	6,740
Income tax benefit	(4,525)
Loss from equity method investment	—

Loss from operations	(27,955)
Depreciation and amortization	12,760
Stock-based compensation	2,462
Acquisition, integration and transformation costs, lease abandonment expenses, goodwill and intangible asset impairment, and non-recurring expenses (2)	15,382

Adjusted EBITDA	$2,649

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)

Amounts reflect acquisition, integration and transformation costs, lease abandonment expenses, and goodwill and intangible asset impairment from the condensed consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

	Six Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenue	$44,698	$25,082	$69,780
Gross margin	41%	37%	40%
Net loss attributable to UpHealth, Inc.	$(35,732)	$(4,317)	$(40,049)
Net loss attributable to noncontrolling interests	(84)	28	(56)

Net loss	(35,816)	(4,289)	(40,105)
Other expense	3,968	(1,171)	2,797
Income tax benefit	(7,052)	(99)	(7,151)
Loss from equity method investment	561	—	561

Loss from operations	(38,339)	(5,559)	(43,898)
Depreciation and amortization	4,492	2,729	7,221
Acquisition, integration and transformation costs, and non-recurring expenses (4)	36,772	5,302	42,074

Adjusted EBITDA	$2,925	$2,472	$5,397

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.
(2)	Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s acquisition date, if acquired during the period.
(3)	Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.
(4)

Amounts reflect acquisition, integration and transformation costs from the condensed consolidated statements of operations, as well as other operating expenses considered to be non-recurring during the period.

UPHEALTH, INC.

SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands, unaudited)

Three Months Ended June 30, 2022
GAAP
Revenue:
Integrated care management (4)	$7,823
Virtual care infrastructure (5)	16,815
Services (6)	19,030

Total	$43,668

Three Months Ended June 30, 2022
GAAP
Gross Margin:
Integrated care management (4)	$6,894
Virtual care infrastructure (5)	8,179
Services (6)	7,320

Total	$22,393

Three Months Ended June 30, 2022
GAAP
Gross Margin %:
Integrated care management (4)	88%
Virtual care infrastructure (5)	49%
Services (6)	38%
Total	51%

	Three Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenue:
Integrated care management (4)	$11,280	$—	$11,280
Virtual care infrastructure (5)	6,964	5,394	12,358
Services (6)	13,638	1,896	15,534

Total	$31,882	$7,290	$39,172

	Three Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin:
Integrated care management (4)	$4,504	$—	$4,504
Virtual care infrastructure (5)	2,634	1,903	4,537
Services (6)	4,254	750	5,004

Total	$11,392	$2,653	$14,045

	Three Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin %:
Integrated care management (4)	40%	n/a	40%
Virtual care infrastructure (5)	38%	35%	37%
Services (6)	31%	40%	32%
Total	36%	36%	36%

UPHEALTH, INC.

SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands, unaudited)

Six Months Ended June 30, 2022
GAAP
Revenue:
Integrated care management (4)	$10,435
Virtual care infrastructure (5)	32,445
Services (6)	36,760

Total	$79,640

Six Months Ended June 30, 2022
GAAP
Gross Margin:
Integrated care management (4)	$8,531
Virtual care infrastructure (5)	15,588
Services (6)	13,578

Total	$37,697

Six Months Ended June 30, 2022
GAAP
Gross Margin %:
Integrated care management (4)	82%
Virtual care infrastructure (5)	48%
Services (6)	37%
Total	47%

	Six Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Revenue:
Integrated care management (4)	$17,569	$—	$17,569
Virtual care infrastructure (5)	7,554	15,603	23,157
Services (6)	19,575	9,479	29,054

Total	$44,698	$25,082	$69,780

	Six Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin:
Integrated care management (4)	$9,723	$—	$9,723
Virtual care infrastructure (5)	2,933	6,097	9,030
Services (6)	5,666	3,157	8,823

Total	$18,322	$9,254	$27,576

	Six Months Ended June 30, 2021
	GAAP	Adjustments (2)	Pro Forma (3)
Gross Margin %:
Integrated care management (4)	55%	n/a	55%
Virtual care infrastructure (5)	39%	39%	39%
Services (6)	29%	33%	30%
Total	41%	37%	40%

UPHEALTH, INC.

SEGMENT INFORMATION AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands, unaudited)

(1)	See Non-GAAP Financial Information section for definitions of our non-GAAP financial measures.

(2)	Amounts reflect operating activity of UpHealth and subsidiaries during the period prior to each subsidiary’s’ acquisition date, if acquired during the period.

(3)	Amounts reflect operating activity of UpHealth and subsidiaries during the period, as if acquired at the beginning of the period.

Segment Information

Our business is organized into three operating business segments:

Integrated Care Management—through our Thrasys subsidiary;

Virtual Care Infrastructure—through our Glocal and Cloudbreak subsidiaries; and

Services—through our Innovations, BHS and TTC subsidiaries.

The reportable segments are consistent with how management views our services and products and the financial information reviewed by the chief operating decision makers. We manage our businesses as components of an enterprise for which separate information is available and is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and assess performance.

(4)

In the Integrated Care Management segment, we provide our customers with an advanced, comprehensive, and extensible technology platform, marketed under the umbrella “SyntraNetTM” to manage health, quality of care, and costs, especially for individuals with complex medical, behavioral health, and social needs.

(5)

In the Virtual Care Infrastructure segment, we provide technology and process-based healthcare platforms providing our customers comprehensive primary care, specialty consultations, and translation services, through telemedicine, Digital Dispensaries, and technology-based hospital centers.

(6)

In the Services segment, we provide custom compounded medications for the unique needs of every patient and prescriber. We are a full-service pharmacy filling prescriptions from our inventory of compounded medications, as well as drugs purchased from manufacturers. Additionally, we provide inpatient and outpatient substance abuse and mental health treatment services for individuals with drug and alcohol addiction and other behavioral health issues. We offer a complete continuum of care from detoxification services, residential care, partial hospitalization programs, and intensive outpatient and outpatient programs.